QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on February 24, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HECTOR COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-1666660 (I.R.S. Employer Identification No.)
211 South Main Street Hector, MN 55342 (Address of Principal Executive Offices and zip code)

HECTOR COMMUNICATIONS CORPORATION 1999 STOCK PLAN
HECTOR COMUNICATIONS CORPORATION 2003 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plan)

Curtis A. Sampson
Chief Executive Officer
Hector Communications Corporation
211 South Main Street
Hector, MN 55342
(320) 848-6611
(Name, address, including zip code and
telephone number of agent for service)	Copy to: Richard A. Primuth Rebecca B. Sandberg Lindquist & Vennum P.L.L.P. 4200 IDS Center 80 South Eighth Street Minneapolis, MN 55402 (612) 371-3211

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, $.01 par value	400,000 shares(2)	$14.69	$5,876,000	$744.49

(1)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average high and low price of the Company's Common Stock on the American Stock Exchange on February 18, 2004.

(2)
Includes 300,000 additional shares offered pursuant to the 1999 Stock Plan ("Stock Plan") and 100,000 shares offered pursuant to the 2003 Employee Stock Purchase Plan ("Purchase Plan"). On May 21, 2003, the Company's shareholders approved an amendment to the Stock Plan to increase the number of shares authorized there under and approved the adoption of the Purchase Plan.

INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT
BY REFERENCE

        A Registration Statement on Form S-8 (File No. 333-91967) was filed with the Securities and Exchange Commission on December 2, 1999 (and amended by post-effective amendment on December 10, 1999) covering the registration of 300,000 shares initially authorized for issuance under the Stock Plan. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register the additional 300,000 shares authorized under the Stock Plan. An amendment to the Plan to increase the number of shares under the Stock Plan by 300,000 shares was authorized by the Company's Board of Directors and was approved by the shareholders on May 21, 2003. The contents of the prior Registration Statement are incorporated herein by reference.

        The Company's Board of Directors adopted the Purchase Plan and the Company's shareholders approved the adoption of Purchase Plan at the Company's Annual Meeting on May 21, 2003. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register the initial 100,000 shares authorized to be issued under the Purchase Plan.

PART I

        Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement and such information will be sent or given to employees as specified by Rule 428(b)(i).

PART II

Item 3. Incorporation of Documents by Reference.

        The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

          (a)   The Annual Report of the Company on Form 10-K for the year ended December 31, 2002.

          (b)   The Definitive Proxy Statement dated April 4, 2003 for the Annual Meeting of Shareholders held on May 21, 2003.

          (c)   The Quarterly Reports of the Company on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003.

          (d)   The Current Reports of the Company on Form 8-K filed on August 6, 2003 and November 19, 2003.

          (e)   The description of the Company's common stock as set forth in the Company's Registration Statement on Form 10 (File No. 0-18587), including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        The Company Bylaws provide that the Registrant shall indemnify any person made or threatened to be made a party to any threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including a proceeding by or in the right of the corporation, by reason of the former or present official capacity of the person, provided the person seeking indemnification meets five criteria set forth in Section 302A.521 of the Minnesota Business Corporation Act.

        Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of person complained of in the proceeding, such person (i) has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefit and Section 302A.255 (regarding conflicts of interest), if applicable, has been satisfied; (iv) in the case of a criminal proceeding, has no reasonable cause to believe the conduct was unlawful; and (v) in the case of acts or omissions by persons in the official capacity for their corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for the organization, reasonably believed that the conduct was not opposed to the best interests of the corporation.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling personal pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

Exhibit
4.1	Hector Communications Corporation 1999 Stock Plan
4.2	Hector Communications Corporation 2003 Employee Stock Purchase Plan
5.1	Opinion of Lindquist & Vennum P.L.L.P.
23.1	Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1)
23.2	Consent of Olsen Thielen & Co., Ltd. independent public accountants
24.1	Power of Attorney (set forth on signature page hereof)

Item 9. Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hector, State of Minnesota, on February 24, 2004.

HECTOR COMMUNICATIONS CORPORATION
By	/s/ CURTIS A. SAMPSON Curtis A. Sampson, Chairman (Principal Executive Officer)

POWER OF ATTORNEY

        The undersigned officers and directors of Hector Communications Corporation hereby constitute and appoint Curtis A. Sampson and Paul N. Hanson, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated as of the 24th day of February 2004.

Signature	Title
/s/ CURTIS A. SAMPSON Curtis A. Sampson	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
/s/ STEVEN H. SJOGREN Steven H. Sjogren	President, Chief Operating Officer and Director
/s/ CHARLES A. BRAUN Charles A. Braun	Chief Financial Officer(Principal Financial Officer)
/s/ RONALD J. BACH Ronald J. Bach	Director
James O. Ericson	Director
Luella Gross Goldberg	Director
/s/ PAUL A. HOFF Paul A. Hoff	Director
Gerald D. Pint	Director
/s/ WAYNE E. SAMPSON Wayne E. Sampson	Director

QuickLinks

INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT BY REFERENCE
PART I
PART II
SIGNATURES
POWER OF ATTORNEY